UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	January 6, 2012

Humana Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5975	61-0647538
(Commission File Number)	(IRS Employer Identification No.)

500 West Main Street, Louisville, KY	40202
(Address of Principal Executive Offices)	(Zip Code)

502-580-1000

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

Item 7.01   Regulation FD Disclosure.

As previously disclosed, officers of Humana Inc. (the “Company”) will be meeting with investors and analysts at an industry conference on January 10, 2012. During the meetings, the Company intends to address its prospects and performance.

The Company expects gross individual sales for Medicare Advantage for 2012 to be somewhat higher than expected, with net growth somewhat higher than the Company’s previous expectation for individual Medicare Advantage membership growth of 145,000 to 155,000.  Gross sales for stand-alone Prescription Drug Plans for 2012 are anticipated to be in the range of previous expectations, with net growth for 2012 in the Company’s stand-alone Prescription Drug Plans also in the range of the Company’s previous expectation of 500,000 to 600,000.

The Company is continuing to receive January 2012 disenrollment data for all Medicare plans from the Centers for Medicare and Medicaid Services (“CMS”), consistent with typical disenrollment reporting patterns from CMS.  Initial data indicates attrition in the Company’s Medicare Advantage and stand-alone Prescription Drug Plans is generally consistent with the Company’s previous expectations.

The Company will not opine on earnings per share (“EPS”) expectations for 2011 and 2012 at this conference since it is in the process of closing its books for 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC. BY: /s/ Steven E. McCulley Steven E. McCulley Vice President and Controller (Principal Accounting Officer)

Dated:           January 6, 2012